UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 13, 2021 (October 12, 2021)

REZOLUTE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-39683	27-3440894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Redwood Shores Pkwy, Suite 315, Redwood City, CA 94065

(Address of Principal Executive Offices, and Zip Code)

650-206-4507

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RZLT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwritten Public Offering

On October 12, 2021, Rezolute, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co., Inc., as representative of the underwriters listed therein (the “Underwriters”), relating to the issuance and sale in an underwritten public offering (the “Underwritten Offering”) by the Company of (a) 6,030,847 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $6.50 per share, and (b) pre-funded warrants to purchase 1,661,461 shares of Common Stock at a public offering price of $6.49 per pre-funded warrant (the “Pre-Funded Warrants”), which represents the per share public offering price for the common stock less the $0.01 per share exercise price for each pre-funded warrant. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an aggregate of an additional 1,153,845 shares of its Common Stock in the underwritten public offering at a public offering price of $6.50 per share, less underwriting discounts and commissions (the “Underwriters’ Option”). The gross proceeds to the Company from the Underwritten Offering are expected to be approximately $50 million, before deducting underwriting discounts and commissions and other estimated Underwritten Offering expenses payable by the Company, assuming no exercise by the Underwriters of the Underwriters’ Option. The transactions contemplated by the Underwriting Agreement are expected to close on or about October 15, 2021, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the Underwritten Offering to fund clinical research and development and for working capital and general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

As part of the Underwriting Agreement, subject to certain exceptions, certain of the Company’s officers and directors agreed not to sell or otherwise dispose of any of the Common Stock held by them for a period beginning on the date of execution of the applicable lock-up agreements by each such officer and director and ending 90 days after the date of the final prospectus supplement to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the Underwritten Offering pursuant to Rule 424(b) under the Securities Act without first obtaining the written consent of Oppenheimer & Co. Inc. The foregoing summary of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

The Pre-Funded Warrants have an exercise price of $0.01 per share, which is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and also upon any distributions for no consideration of assets to the Company's stockholders. Each Pre-Funded Warrant is exercisable at any time and from time to time after issuance. In the event of certain corporate transactions, the holders of the Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such transaction. The Pre-Funded Warrants do not entitle the holders thereof to any voting rights or any of the other rights or privileges to which holders of Common Stock are entitled. The foregoing summary of the Pre-Funded Warrants does not purport to be complete and is subject to, and qualified in its entirety by, the form of Pre-Funded Warrant, which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

The Common Stock and the Pre-Funded Warrants being offered and sold in the Underwritten Offering, and the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, have been registered under the Securities Act pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-251498) as declared effective by the SEC on June 23, 2021 (the "Registration Statement", as supplemented by a preliminary prospectus supplement filed with the SEC on October 12, 2021 and a final prospectus supplement to be filed with the SEC pursuant to Rule 424(b) under the Securities Act.

Registered Direct Offering

Concurrently with the Underwritten Offering, on October 12, 2021, the Company entered into a subscription agreement (the “Subscription Agreement”) with certain institutional existing shareholders (the “Purchasers”) relating to the registered direct offering (the “Registered Direct Offering”), pursuant to which the Company agreed to sell to the Purchasers an aggregate of 769,231 shares of the Company’s Common Stock (the “Direct Shares”) at a purchase price of $6.50 per Direct Share. The closing of the Registered Direct Offering is expected to take place on or about October 15, 2021. The Subscription Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Direct Shares being offered and sold in the Registered Direct Offering, have been registered under the Securities Act pursuant to the Registration Statement as supplemented by a final prospectus supplement to be filed with the SEC pursuant to Rule 424(b) under the Securities Act.

The foregoing summary of the Subscription Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the form of Subscription Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

A copy of the opinion of Dorsey & Whitney LLP relating to the legality of the issuance and sale of the shares of Common Stock (including in the Underwritten Offering and Registered Direct Offering), the Pre-Funded Warrants, and the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants in the Underwritten Offering is attached as Exhibit 5.1 hereto.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit Description

1.1	Underwriting Agreement, dated as of October 12, 2021, by and between the Company and Oppenheimer & Co., Inc.
4.1	Form of Pre-Funded Warrant To Purchase Common Stock
5.1	Opinion of Dorsey & Whitney LLP
10.1	Form of Subscription Agreement
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
99.1	Launch Press Release for the Underwritten Offering dated October 12, 2021
99.2	Pricing Press Release for the Underwritten Offering dated October 13, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REZOLUTE, INC.

DATE: October 13, 2021	By:	/s/ Nevan Elam
Nevan Elam
Chief Executive Officer